UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2019

United States Steel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Grant Street,

Pittsburgh, PA 15219-2800

(Address of Principal Executive Offices, and Zip Code)

(412) 433-1121

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	X	New York Stock Exchange
Common Stock	X	Chicago Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

Fifth Amended and Restated Credit Agreement

Fifth Amended and Restated Credit Agreement

On October 25, 2019, United States Steel Corporation (the “Corporation”) entered into a Fifth Amended and Restated Credit Agreement dated as of October 25, 2019 (the “Fifth Amended and Restated Credit Agreement”) with the Lenders party thereto, the LC Issuing Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. The Fifth Amended and Restated Credit Agreement amends and restates the Corporation’s Fourth Amended and Restated Credit Agreement, dated as of February 26, 2018, which was amended as of November 28, 2018 (the “Prior Credit Agreement”).

The Fifth Amended and Restated Credit Agreement extends the scheduled maturity date until October 25, 2024 and increases the maximum facility amount available to the Corporation from time to time thereunder to $2.0 billion. The Fifth Amended and Restated Credit Agreement may be terminated prior to its scheduled maturity date if, under certain circumstances, the Corporation does not meet certain liquidity requirements set forth therein. Similar to the Prior Credit Agreement, the Corporation must maintain a fixed charge coverage ratio of at least 1.00 to 1.00 when availability under the Fifth Amended and Restated Credit Agreement is less than the greater of (i) 10 percent of the total aggregate commitments and (ii) $200 million. The Fifth Amended and Restated Credit Agreement includes a “first-in, last out” tranche in an amount up to $150 million and includes changes to the fixed charge coverage ratio and related definitions, allowing the Corporation to exclude (i) certain capital expenditures from the calculation of the ratio and (ii) any restricted payments made pursuant to any share repurchase program from the calculation of “consolidated fixed charges.”

Second Amended and Restated Security Agreements

In connection with the Fifth Amended and Restated Credit Agreement, the Corporation entered into a Second Amended and Restated Borrower Security Agreement and U. S. Steel Seamless Tubular Operations, LLC, U.S. Steel Oilwell Services, LLC, U.S. Steel Tubular Products, Inc. and United States Steel International, Inc. (collectively, the “Subsidiary Grantors”) entered into a Second Amended and Restated Subsidiary Security Agreement, each dated as of October 25, 2019 (collectively, the “Amended and Restated Security Agreements”) with JPMorgan Chase Bank, N.A. as Collateral Agent. Pursuant to the Amended and Restated Security Agreements, the Corporation and the Subsidiary Grantors granted to the Collateral Agent for the benefit of the Secured Parties (as defined in the Amended and Restated Security Agreements) liens on substantially all inventory of the Corporation and the Subsidiary Grantors, trade accounts receivable, and other related assets.

Environmental Revenue Bonds

On October 25, 2019, the Corporation entered into an Agreement of Sale dated as of October 1, 2019 (the “Agreement of Sale”) with The Industrial Development Board of the City of Hoover (Alabama) (the “Alabama Issuer”) whereby the Alabama Issuer agreed to use the proceeds of the sale of its $275 million 5.750% Environmental Improvement Revenue Bonds, Series 2019 (United States Steel Corporation Project) (the “Alabama Bonds”) to finance or refinance the acquisition, construction, equipping and installation of certain solid waste disposal facilities, including an electric arc furnace and other equipment and facilities, to be owned by the Corporation and located at its Fairfield Works. Under the Agreement of Sale, the Corporation will pay the semiannual interest payments on the Alabama Bonds and the principal of the Alabama Bonds due on October 1, 2049. The Alabama Bonds are subject to optional redemption by the Corporation at par on or after October 1, 2029.

On October 25, 2019, the Corporation entered into a Loan Agreement dated as of October 1, 2019 (the “ACIDA Loan Agreement”) with the Allegheny County Industrial Development Authority (Pennsylvania) (the “Pennsylvania Issuer”) under which the Pennsylvania Issuer loaned the proceeds of the sale of its $92.63 million Environmental Improvement Refunding Revenue Bonds, Series 2019 (United States Steel Corporation Project) (the “Pennsylvania Bonds”), consisting of $59.6 million 4.875% bonds due November 1, 2024 and $33.030 million 5.125% bonds due May 1, 2030, to the Corporation. The Corporation will use the proceeds from the sale of the Pennsylvania Bonds to refund at par value, plus accrued interest, on November 15, 2019, the following bonds, each previously issued by the Pennsylvania Issuer on behalf of the Corporation: $59.6 million 6.750% Environmental Improvement Revenue Bonds (United States Steel Corporation Project) Refunding Series of 2009 due November 1, 2024 and $33.030 million 6.875% Environmental Improvement Revenue Bonds (United States Steel Corporation Project) Refunding Series of 2009 due May 1, 2030. Under the Loan Agreement, the Corporation will pay the semiannual interest payments on the Pennsylvania Bonds and the principal of the Pennsylvania Bonds due on November 1, 2024 and May 1, 2030. The Pennsylvania Bonds are not subject to optional redemption by the Corporation.

The foregoing descriptions of the Fifth Amended and Restated Credit Agreement, the Amended and Restated Security Agreements, the Agreement of Sale and the ACIDA Loan Agreement do not purport to be complete and are qualified in their entireties by the copies of such agreements filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

5.00% Senior Convertible Notes due 2026

On October 25, 2019, the Corporation issued $50.0 million aggregate principal amount (the “Additional Notes”) of its 5.00% Senior Convertible Notes due 2026 (the “Convertible Notes”) in a private offering pursuant to the exercise in full of the previously announced option the Corporation granted the initial purchasers of the Convertible Notes. The Convertible Notes (including the Additional Notes) were issued under the indenture, dated as of October 21, 2019, between the Corporation and The Bank of New York Mellon, as trustee (the “Indenture”). The Corporation issued $300.0 million aggregate principal amount of the Convertible Notes on October 21, 2019, as described in the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2019 (the “Initial Form 8-K”).

The net proceeds from the sale of the Convertible Notes (including the Additional Notes), after deducting commissions and estimated offering expenses, were approximately $340.0 million.

The information incorporated by reference in Item 2.03 of the Initial Form 8-K is incorporated herein by reference (except to the extent later information in this Report updates or supersedes such information), and such information, including the description of the Convertible Notes (including the Additional Notes), is qualified in its entirety by reference to the Indenture, including the form of Note, a copy of which is attached as Exhibit 4.1 to the Initial Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

To the extent that any shares of common stock are issued upon conversion of the Additional Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Additional Notes and any resulting issuance of common stock.

Item 7.01. Regulation FD Disclosure.

On October 25, 2019, the Corporation issued a press release announcing the closing of the Fifth Amended and Restated Credit Agreement, the closing of the issuance of the Alabama Bonds and the Pennsylvania Bonds and the issuance of the Convertible Notes, including the Additional Notes. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

10.1	Fifth Amended and Restated Credit Agreement dated as of October 25, 2019, among United States Steel Corporation, the Lenders party thereto, the LC Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative and Collateral Agent.

10.2	Second Amended and Restated Borrower Security Agreement dated as of October 25, 2019, among United States Steel Corporation and JPMorgan Chase Bank, N.A., as Collateral Agent

10.3	Second Amended and Restated Subsidiary Security Agreement dated as of October 25, 2019, among the Subsidiary Guarantors and JPMorgan Chase Bank, N.A., as Collateral Agent.

10.4	Agreement of Sale dated as of October 1, 2019 between the Corporation and The Industrial Development Board of the City of Hoover regarding $275 million 5.750% Environmental Improvement Revenue Bonds, Series 2019 (United States Steel Corporation Project).

10.5	Loan Agreement dated as of October 1, 2019 between the Corporation and the Allegheny County Industrial Development Authority regarding $92.63 million Environmental Improvement Refunding Revenue Bonds, Series 2019 (United States Steel Corporation Project).

99.1	Press Release.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Kimberly D. Fast
	Name:	Kimberly D. Fast
	Title:	Acting Controller

Dated: October 28, 2019